                                  EXHIBIT 99.1


                    [ARLINGTON HOSPITALITY, INC. LETTERHEAD]

CONTACT:                                            FOR IMMEDIATE RELEASE
JAMES B. DALE, CHIEF FINANCIAL OFFICER              ---------------------


847-228-5401 X 361
JIMDALE@ARLINGTONHOSPITALITY.COM


           ARLINGTON HOSPITALITY, INC. APPOINTS HOTEL INDUSTRY VETERAN
                    JERRY HERMAN PRESIDENT, CEO AND DIRECTOR

         Arlington Heights, Illinois, December 19, 2002. Arlington Hospitality, Inc. (Nasdaq/NM: HOST) today announced that its Board of Directors has appointed Jerry H. Herman as its new President and CEO. Mr. Herman will assume this role on January 7, 2003. Mr. Herman will also join Arlington Hospitality's Board of Directors as of this date.

         Mr. Herman, a 20-year veteran of the hotel industry, brings extensive experience and success in leading companies focused on the ownership, management, acquisition, development, financing and franchising of hotels throughout the United States. For nearly ten years, through June 2002, he served as Managing Director and President of City Hotels USA, Inc., overseeing the strategic business plan of the Company's limited service, full service and extended stay hotels, including brands such as Doubletree, Hampton, and Hilton. Prior to City Hotels, Mr. Herman was with C.R.I., Inc., a large national real estate investment firm, where he served as a Senior Vice President-General Counsel and then Senior Vice President-Hotel Acquisitions.

         Ken Fell, recently appointed independent Chairman of the Board of Arlington Hospitality commented, "Jerry is a dynamic leader with a proven track record. He has a solid hotel background that includes outstanding transactional and organizational leadership experience and numerous relationships throughout the industry, which will be of great benefit to Arlington's hotel development and sale activities as well as the expansion of the AmeriHost Inn brand. After an extensive and extremely thorough search process, Jerry was the Board's unanimous choice, among several extremely qualified and talented individuals. We are delighted to have him leading the management team."

         "Arlington Hospitality is a company with an outstanding history of developing and operating the AmeriHost Inn brand," said Herman. "I look forward to working closely with all of Arlington's associates and its Board of Directors, as well as with Cendant and other AmeriHost Inn franchisees toward our unified goal of significant brand growth and profitability. The performance of the AmeriHost Inn brand during this difficult period for the hotel industry is indeed impressive, indicating the strong potential for significant brand expansion."

         Arlington Hospitality, Inc. is a publicly traded hotel management and development Company that builds, manages and sells mid-priced hotels throughout the United States, primarily under the AmeriHost brand, a trademark owned by Cendant. Currently, Arlington Hospitality owns or manages 73 properties in 17 states, including 62 AmeriHost Inn hotels, for a total of 5,403 rooms, with four additional AmeriHost Inn & Suites hotels under construction. Each hotel offers an amenities package not often found in other mid-priced hotels. For additional information on the Company, please visit our web site at http://www.arlingtonhospitality.com.

         For a complete listing of all hotels for sale by the Company, please visit our web site at www.hotelsforsaleonline.com, or contact David Harjung via email at daveh@arlingtonhospitality.com or by phone at (847) 228-5401 ext. 347. In addition, Arlington Hospitality provides turnkey hotel development services for new construction hotel projects, including AmeriHost Inn hotels as well as other hotel brands. For more information regarding turnkey development services contact Paul Eskenazi via email at paule@arlingtonhospitality.com or by phone at
(847) 228-5401 ext. 312.

         The statements appearing in this press release can be construed as forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including without limitation, risks relating to the development and operation of hotels, the availability of capital to finance growth, and the historical cyclicality of the lodging industry.










                                       2